Exhibit 99.1
Universal Reports Fourth Quarter 2025 Results

•Diluted GAAP earnings per common share (EPS) of $2.28; diluted adjusted* EPS of $2.17
•Annualized return on average common equity (“ROCE”) of 50.9%, annualized adjusted* ROCE of 46.1%
•Direct premiums written of $483.7 million, up 2.7% from the prior year quarter
•Book value per share of $19.67, up 48.1% year-over-year; adjusted book value per share of $20.60, up 32.6% year-over-year

* Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., February 24, 2026 – Universal Insurance Holdings (NYSE: UVE) (“Universal” or the “Company”) reported fourth quarter and full year 2025 results.

“We had an outstanding quarter and I am proud of the progress we have made in 2025,” said Stephen J. Donaghy, Chief Executive Officer. “We’re continuing to see the benefits of Florida’s legislative reforms, which have stabilized the market, benefiting all stakeholders. Our capital position is robust and we believe our aggregate reserves are more than adequate. We are well underway negotiating and placing our 2026 reinsurance program with 90% of our first event catastrophe tower already placed, along with meaningful additional multi-year capacity secured for the 2027 hurricane season.”

Summary Financial Results

($thousands, except per share data)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2025	2024	Change		2025	2024	Change
GAAP comparison
Total revenues	$407,926	$384,809	6.0%		$1,603,915	$1,520,536	5.5%
Operating income	$90,049	$8,957	905.3%		$249,491	$91,087	173.9%
Operating income margin	22.1%	2.3%	19.8	pts	15.6%	6.0%	9.6	pts

Net income available to common stockholders	$66,587	$6,016	1,006.8%		$182,941	$58,918	210.5%
Diluted earnings per common share	$2.28	$0.21	985.7%		$6.32	$2.01	214.4%

Annualized ROCE	50.9%	6.2%	44.7	pts	39.6%	16.5%	23.1	pts
Book value per share, end of period	$19.67	$13.28	48.1%		19.67	$13.28	48.1%

Non-GAAP comparison[1]
Core revenue	$403,571	$386,414	4.4%		$1,599,394	$1,511,915	5.8%
Adjusted operating income	$85,694	$10,562	711.3%		$244,970	$82,466	197.1%
Adjusted operating income margin	21.2%	2.7%	18.5	pts	15.3%	5.5%	9.8	pts

Adjusted net income available to common stockholders	$63,303	$7,226	776.0%		$179,532	$52,418	242.5%
Adjusted diluted earnings per common share	$2.17	$0.25	768.0%		$6.20	$1.79	246.4%

Annualized adjusted ROCE	46.1%	6.5%	39.6	pts	35.6%	12.4%	23.2	pts
Adjusted book value per share, end of period	$20.60	$15.53	32.6%		$20.60	$15.53	32.6%

Underwriting Summary
Premiums:
Premiums in force	$2,147,941	$2,079,069	3.3%		$2,147,941	$2,079,069	3.3%
Policies in force	895,927	855,526	4.7%		895,927	855,526	4.7%

Direct premiums written	$483,684	$470,895	2.7%		$2,140,256	$2,069,692	3.4%
Direct premiums earned	$537,955	$519,339	3.6%		$2,108,743	$1,999,805	5.4%
Ceded premiums earned	$(174,530)	$(170,985)	2.1%		$(669,728)	$(626,732)	6.9%
Ceded premium ratio	32.4%	32.9%	(0.5)	pts	31.8%	31.3%	0.5	pts
Net premiums earned	$363,425	$348,354	4.3%		$1,439,015	$1,373,073	4.8%

Net ratios:
Loss ratio	61.3%	82.3%	(21.0)	pts	68.5%	79.2%	(10.7)	pts
Expense ratio	26.2%	25.6%	0.6	pts	25.6%	24.9%	0.7	pts
Combined ratio	87.5%	107.9%	(20.4)	pts	94.1%	104.1%	(10.0)	pts

[1] Reconciliation of GAAP to non-GAAP financial measures are provided in the attached tables. Adjusted net income (loss) available to common stockholders, adjusted diluted earnings (loss) per common share and core revenue exclude net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income (loss) excludes the items above and interest and amortization of debt issuance costs. Adjusted book value per share excludes accumulated other comprehensive income (loss), net of taxes. Adjusted ROCE is calculated by dividing annualized adjusted net income (loss) available to common stockholders by average adjusted book value per share, with the denominator further excluding current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.

Net Income and Adjusted Net Income
Net income available to common stockholders was $66.6 million, up from net income of $6.0 million in the prior year quarter, and adjusted net income available to common stockholders was $63.3 million, up from adjusted net income of $7.2 million in the prior year quarter. The higher adjusted net income available to common stockholders mostly stems from a lower net loss ratio and higher net premiums earned and net investment income.

Revenues
Revenue was $407.9 million, up 6.0% from the prior year quarter and core revenue was $403.6 million, up 4.4% from the prior year quarter. The increase in core revenue primarily stems from higher net premiums earned and net investment income.

Direct premiums written were $483.7 million, up 2.7% from the prior year quarter. The increase stems from 18.2% growth in other states, partly offset by a 3.1% decrease in Florida. Overall growth mostly reflects higher policies in force and inflation adjustments across our multi-state footprint.

Direct premiums earned were $538.0 million, up 3.6% from the prior year quarter. The increase stems from direct premiums written growth over the past twelve months.

The ceded premium ratio was 32.4%, down from 32.9% in the prior year quarter. The decrease primarily reflects higher reinsurance spend in the prior year quarter.

Net premiums earned were $363.4 million, up 4.3% from the prior year quarter. The increase is primarily attributable to higher direct premiums earned and a lower ceded premium ratio, as described above.

Net investment income was $19.0 million, up from $15.6 million in the prior year quarter. The increase primarily stems from higher fixed income reinvestment yields and higher invested assets.

Commissions, policy fees and other revenue were $21.2 million, down 5.9% from the prior year quarter. The decrease primarily reflects higher reinsurance spend in the prior year quarter.

Margins
The operating income margin was 22.1%, up from an operating income margin of 2.3% in the prior year quarter. The adjusted operating income margin was 21.2%, up from an adjusted operating income margin of 2.7% in the prior year quarter. The higher adjusted operating income margin primarily stems from a lower net loss ratio and higher core revenue.

The net loss ratio was 61.3%, down 21.0 points compared to the prior year quarter. The decrease reflects better current accident year results and the inclusion of Hurricane Milton in the prior year quarter.

The net expense ratio was 26.2%, up 0.6 points from 25.6% in the prior year quarter. The increase was primarily driven by higher other operating costs.

The net combined ratio was 87.5%, down 20.4 points compared to the prior year quarter. The decrease reflects a lower net loss ratio, slightly offset by a higher net expense ratio, as described above.

Capital Deployment
During the fourth quarter, the Company repurchased approximately 210 thousand shares at an aggregate cost of $6.9 million.

On January 7, 2026, the Company announced a new share repurchase program under which the Company may repurchase up to $20 million of its outstanding shares of common stock through January 8, 2028.

On February 4, 2026, the Board of Directors declared a regular quarterly cash dividend of 16 cents per share of common stock, payable March 13, 2026 to shareholders of record as of the close of business on March 6, 2026.

Conference Call and Webcast
•Wednesday, February 25, 2026 at 10:00 a.m. ET
•Investors and other interested parties may listen to the call by accessing the online, real-time webcast at universalinsuranceholdings.com/investors or by registering in advance via teleconference at https://register-conf.media-server.com/register/BI41559db1e1244b5489ead3bc4a1ba3b6. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. An online replay of the call will be available at universalinsuranceholdings.com/investors shortly after the investor call concludes.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company providing property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We provide insurance products in the United States through both our appointed independent agents and our direct online distribution channels, primarily in Florida. Learn more at universalinsuranceholdings.com or get an insurance quote at Clovered.com.

Non-GAAP Financial Measures and Key Performance Indicators
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including core revenue, adjusted net income available to common stockholders and diluted adjusted earnings (loss) per common share, which exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments. Adjusted operating income (loss) and adjusted operating income (loss) margin exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) on investments and interest and amortization of debt issuance costs. Adjusted common stockholders’ equity and adjusted book value per share exclude accumulated other comprehensive income (loss) (AOCI), net of taxes. Adjusted return on common equity excludes after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the numerator and AOCI, net of taxes, and current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments from the denominator. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures are meaningful, as they allow investors to evaluate underlying revenue and profitability trends and enhance comparability across periods. When considered together with the GAAP financial measures, management believes these metrics provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s operational performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Indicators” in our forthcoming Annual Report on Form 10-K for the year ended December 31, 2025.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs, other business developments, projections, and estimates, and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Important factors that could cause our actual results or performance to differ materially from those contained in or implied by our forward-looking statements include, but are not limited to, the following:
•we may face significant losses, and our financial results may vary from period to period, due to exposure to catastrophic events and severe weather conditions, the frequency and severity of which could be affected by climate change;
•if we fail to adequately price the risks we underwrite and/or the estimates we make, or if emerging trends outpace our ability to adjust prices timely, or if we lose desirable exposures to competitors by overpricing our risks, we may experience underwriting losses depleting surplus at the Insurance Entities and capital at the holding company;
•unanticipated increases in the severity or frequency of claims adversely affect our profitability and financial condition;
•the failure of the risk mitigation strategies we utilize could have a material adverse effect on our financial condition or results of operations; and
•the risks and uncertainties, as they may be amended from time to time, set forth in our filings with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” and “Liquidity and Capital Resources” in our most recent Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. There may be other factors not presently known to us or which we currently consider to be immaterial that could cause our actual results to differ materially from those projected in any forward-looking statements we make. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors/Media:
Arash Soleimani, CFA, CPA, CPCU, ARe
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	December 31,	December 31,
	2025	2024
ASSETS
Invested Assets
Fixed maturities, at fair value	$1,431,028	$1,269,079
Equity securities, at fair value	85,420	77,752
Other investments, at fair value	10,693	16,123
Investment real estate, net	5,463	8,322
Total invested assets	1,532,604	1,371,276
Cash and cash equivalents	408,868	259,441
Restricted cash and cash equivalents	68,970	2,635
Prepaid reinsurance premiums	291,031	262,716
Reinsurance recoverable	232,918	627,617
Premiums receivable, net	75,721	77,936
Property and equipment, net	49,349	48,653
Deferred policy acquisition costs	128,564	121,178
Deferred income tax asset, net	27,658	42,163
Goodwill	2,319	2,319
Other assets	21,693	25,927
TOTAL ASSETS	$2,839,695	$2,841,861

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$680,712	$959,291
Unearned premiums	1,091,959	1,060,446
Advance premium	61,847	46,237
Income taxes payable	28,554	6,561
Reinsurance payable, net	257,242	220,328
Commission payable	26,307	25,931
Debt, net of issuance costs	100,481	101,243
Other liabilities and accrued expenses	41,558	48,574
Total liabilities	2,288,660	2,468,611
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value)[2]	—	—
Common stock ($0.01 par value)[3]	482	475
Treasury shares, at cost - 20,226 and 19,382	(305,064)	(282,693)
Additional paid-in capital	124,319	121,781
Accumulated other comprehensive income (loss), net of taxes	(26,151)	(63,166)
Retained earnings	757,449	596,853
Total stockholders' equity	551,035	373,250
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	2,839,695	2,841,861

Notes:
[2] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[3] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 48,234 and 47,478 shares; Outstanding - 28,008 and 28,096 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
REVENUES
Net premiums earned	$363,425	$348,354	$1,439,015	$1,373,073
Net investment income	18,972	15,559	70,627	59,148
Net realized gains (losses) on investments	777	219	5,698	(1,315)
Net change in unrealized gains (losses) on investments	3,578	(1,824)	(1,177)	9,936
Commission revenue	14,609	16,121	61,336	51,792
Policy fees	4,615	4,315	20,100	19,490
Other revenue	1,950	2,065	8,316	8,412
Total revenues	407,926	384,809	1,603,915	1,520,536

EXPENSES
Losses and loss adjustment expenses	222,739	286,652	985,878	1,087,366
Policy acquisition costs	64,200	63,344	250,246	233,444
Other operating expenses	30,938	25,856	118,300	108,639
Total operating costs and expenses	317,877	375,852	1,354,424	1,429,449
Interest and amortization of debt issuance costs	1,599	1,612	6,422	6,476
Income before income tax expense	88,450	7,345	243,069	84,611
Income tax expense	21,861	1,327	60,118	25,683
NET INCOME	$66,589	$6,018	$182,951	$58,928

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Weighted average common shares outstanding - basic	27,797	28,173	27,890	28,498
Weighted average common shares outstanding - diluted	29,161	29,118	28,956	29,274
Shares outstanding, end of period	28,008	28,096	28,008	28,096
Basic earnings per common share	$2.40	$0.21	$6.56	$2.07
Diluted earnings per common share	$2.28	$0.21	$6.32	$2.01
Cash dividend declared per common share	$0.29	$0.29	$0.77	$0.77
Book value per share, end of period	$19.67	$13.28	$19.67	$13.28
Annualized return on average common equity (ROCE)	50.9%	6.2%	39.6%	16.5%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Premiums
Direct premiums written - Florida	$331,950	$342,565	$1,554,345	$1,598,426
Direct premiums written - Other States	151,734	128,330	585,911	471,266
Direct premiums written - Total	$483,684	$470,895	$2,140,256	$2,069,692
Direct premiums earned	$537,955	$519,339	$2,108,743	$1,999,805
Net premiums earned	$363,425	$348,354	$1,439,015	$1,373,073

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	61.3%	82.3%	68.5%	79.2%
Expense ratio	26.2%	25.6%	25.6%	24.9%
Policy acquisition cost ratio	17.7%	18.2%	17.4%	17.0%
Other operating expense ratio	8.5%	7.4%	8.2%	7.9%
Combined ratio	87.5%	107.9%	94.1%	104.1%

	As of
	December 31,
	2025	2024
Policies in force
Florida	567,095	567,307
Other States	328,832	288,219
Total	895,927	855,526

Premiums in force
Florida	$1,561,889	$1,608,142
Other States	586,052	470,927
Total	$2,147,941	$2,079,069

Total Insured Value
Florida	$186,809,542	$186,751,842
Other States	206,539,990	171,759,368
Total	$393,349,532	$358,511,210

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

GAAP revenue to core revenue
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP revenue	$407,926	$384,809	$1,603,915	$1,520,536
less: Net realized gains (losses) on investments	777	219	5,698	(1,315)
less: Net change in unrealized gains (losses) on investments	3,578	(1,824)	(1,177)	9,936
Core revenue	$403,571	$386,414	$1,599,394	$1,511,915

GAAP operating income to adjusted operating income
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP income before income tax expense	$88,450	$7,345	$243,069	$84,611
add: Interest and amortization of debt issuance costs	1,599	1,612	6,422	6,476
GAAP operating income	90,049	8,957	249,491	91,087
less: Net realized gains (losses) on investments	777	219	5,698	(1,315)
less: Net change in unrealized gains (losses) on investments	3,578	(1,824)	(1,177)	9,936
Adjusted operating income	$85,694	$10,562	$244,970	$82,466

GAAP operating income margin to adjusted operating income margin
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP operating income (a)	$90,049	$8,957	$249,491	$91,087
GAAP revenue (b)	407,926	384,809	1,603,915	1,520,536
GAAP operating income margin (a÷b)	22.1%	2.3%	15.6%	6.0%
Adjusted operating income (c)	85,694	10,562	244,970	82,466
Core revenue (d)	403,571	386,414	1,599,394	1,511,915
Adjusted operating income margin (c÷d)	21.2%	2.7%	15.3%	5.5%

GAAP net income (NI) to adjusted NI available to common stockholders
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
GAAP NI	$66,589	$6,018	$182,951	$58,928
less: Preferred dividends	2	2	10	10
GAAP NI available to common stockholders (e)	66,587	6,016	182,941	58,918
less: Net realized gains (losses) on investments	777	219	5,698	(1,315)
less: Net change in unrealized gains (losses) on investments	3,578	(1,824)	(1,177)	9,936
add: Income tax effect on above adjustments	1,071	(395)	1,112	2,121
Adjusted NI available to common stockholders (f)	$63,303	$7,226	$179,532	$52,418

Weighted average diluted common shares outstanding (g)	29,161	29,118	28,956	29,274
Diluted earnings per common share (e÷g)	$2.28	$0.21	$6.32	$2.01
Diluted adjusted earnings per common share (f÷g)	$2.17	$0.25	$6.20	$1.79

GAAP stockholders’ equity to adjusted common stockholders’ equity
	As of
	December 31,	December 31,	December 31,
	2025	2024	2023
GAAP stockholders’ equity	$551,035	$373,250	$341,297
less: Preferred equity	100	100	100
Common stockholders’ equity (h)	550,935	373,150	341,197
less: Accumulated other comprehensive (loss), net of taxes	(26,151)	(63,166)	(74,172)
Adjusted common stockholders’ equity (i)	$577,086	$436,316	$415,369

Common shares outstanding (j)	28,008	28,096	28,966
Book value per common share (h÷j)	$19.67	$13.28	$11.78
Adjusted book value per common share (i÷j)	$20.60	$15.53	$14.34

GAAP return on common equity (ROCE) to adjusted ROCE
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024	2023
Actual or Annualized NI (loss) available to common stockholders (k)	$266,348	$24,064	$182,941	$58,918	$66,813
Average common stockholders’ equity (l)	522,939	386,648	462,043	357,174	314,497
ROCE (k÷l)	50.9%	6.2%	39.6%	16.5%	21.2%
Annualized adjusted NI (loss) available to common stockholders (m)	$253,212	$28,904	$179,532	$52,418	$58,657
Adjusted average common stockholders’ equity[4] (n)	549,750	441,632	504,997	422,593	399,396
Adjusted ROCE (m÷n)	46.1%	6.5%	35.6%	12.4%	14.7%

[4] Adjusted average common stockholders’ equity excludes current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) on investments.